UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

December 31, 2014

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

 (Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

333-120120-01	98-0206369
(Commission File Number)	(I.R.S. Employer Identification No.)

Hansa Bank Building, Ground Floor, Landsome Road

AI 2640, The Valley, Anguilla, British West Indies

(Address of Principal Executive Offices)

(264) 461-2646

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01, Completion of Acquisition or Disposition of Assets;

Bingo.com, Ltd. has sold its URL www.bingo.com and its online gambling community to Unibet Group plc ("Unibet") for total consideration of $8,000,000 effective December 31, 2014.

The Company is receiving cash consideration of $2,000,000 and redemption of the 15,000,000 common shares of the Company, which are held by Unibet, at a price of $0.40 per share.  The 15,000,000 common shares held by Unibet have been returned to the Company's treasury for cancellation.  Accordingly, the Company's issued common share capital has decreased by 21.22%, from 70,682,703 to 55,682,703 common shares.

The Company's sale of its URL www.bingo.com and its online gambling community and the Company's proposed name change to "Shoal Games Ltd." were approved unanimously by the Company's board of directors and by shareholders representing 60,271,734 common shares or 85.27% of the Company's issued voting common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, LTD.

(Registrant)

Date : January 5, 2015                          By:       /s/ J. M. Williams

J.M. WILLIAMS,

President and Director